No.

[Sponsored-Exempt]

________________________________

AMERICAN DEPOSITARY SHARES

(Each American Depository Share

represents one Deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY FIVE PENCE SHARES OF

SENETEK PLC

(INCORPORATED UNDER THE LAWS OF ENGLAND)

The Bank of New York as Depositary (hereinafter called the Depositary), hereby certifies that                         , or registered assigns IS THE OWNER OF ____________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Five Pence Shares (herein called Shares) of Senetek plc, incorporated under the laws of England (herein called the Company).  At the date hereof, each American Depositary Share represents one Share which is either deposited or subject to deposit under the Deposit Agreement at the London, England office of the Depositary (herein called the Custodian).  The Depositary's Corporate Trust office is located at a different address than its principal executive office.  Its Corporate Trust office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 6, 1992 to that certain Deposit Agreement, dated as of April 15, ~~1985~~1985, as further amended and restated as of ________, 2005 (herein called the Deposit Agreement), by and among the Company, the Depositary and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities).  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for  which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of Owner hereof.

3.

TRANSFER OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity  and genuineness of any signature and may also require compliance with such regulations  as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the  Deposit Agreement or this Receipt, or for any other reason, subject to paragraph (22) hereof.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every person shall also be deemed to represent that Shares deposited by that person are not restricted securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the foreign Registrar) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or  proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.

7.

CHARGES OF DEPOSITARY.

The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 or less for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered.  The Company will pay the other charges of the Depositary and those of any Registrar under the Depositary Agreement, other than (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (iv) such expenses are incurred by the Depositary in the conversion of foreign currency into dollars.

The Depositary, subject to paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

In its capacity as Depositary, the Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section  2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received.  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction will be (a) accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held under the Deposit Agreement, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title of this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the  same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the Commission).  Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W. in Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts as its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to  Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received on a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the Deposit Agreement, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and  practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Owner of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for  fractional Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate  of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

13.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of  securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Owners of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign  currency for the respective accounts, of the Owners of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Owners of Receipts entitled thereto.

14.

RIGHTS.

In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares  or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any Owners of Receipts or in disposing of such Rights on behalf of such Owners and making the net proceeds available in dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary will distribute warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii)

if at any time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Owners of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the  securities to which any rights relate is required in order for the Company to offer such rights to the Owners of Receipts or to sell the securities represented by such rights, the Depositary will not offer such rights to the Owner of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever  the Depositary shall receive notice of any meeting of holders of Shares or  other Deposited Securities, the Depositary will fix a record date for the determination of Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instruments for the exercise of voting rights at any such meeting,  subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities,  the Depositary ~~will~~shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners of Receipts as the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Articles of Association of the  ~~Company~~ Issuer, to instruct the  Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares~~.~~ and (c) a statement as to the manner in which such instructions may be given to the Depositary, including an express indication that such instructions may be given, or deemed given, in accordance with the last sentence of this Article 16 and if no instruction is received, to vote any Shares or other Deposited Securities represented by American Depositary Shares in proportion to the votes cast in respect of the Shares or other Deposited Securities represented by American Depositary Shares for which the Depositary has received instructions to vote.  Upon the written request of ~~a~~an Owner of a Receipt on such record date, received on or before the date established by the  Depositary for such purpose~~, together with (i) such Owner's Receipt or Receipts for such Shares as to which voting instructions are being given and (ii) such Owners instructions that such Receipt or Receipts be held in a blocked account until the Shares represented by such Receipt or Receipts is voted~~ (the “Instruction Date”), the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to vote such Shares or other Deposited Securities represented by American Depositary Shares in proportion to the votes cast in respect of the Shares or other Deposited Securities represented by American Depositary Shares for which the Depositary has received instructions to vote.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any  recapitalization, reorganization, merger or consolidation or sale of assets affecting the  Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability to any Owners or holders of any Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the  Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason or any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.   Neither the Company nor the  Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to use their best judgment and good faith in the performance of their obligations set forth in the Deposit Agreement.  Neither the Depositary nor the  Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.  The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith or either of them, or (ii) by the Company or any of its agents.  No disclaimer of liability  under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY:  APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its ~~selection~~election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the  Deposit Agreement may at any time and from time to time be amended by agreement between the  Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than  taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the  right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by  mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, uninvested and without liability for interest, for the pro rata benefit of the Owners  of Receipts which have not theretofore been surrendered such Owners thereupon becoming the general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges and expenses.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has  under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

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(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE:

The signature to any endorsement  hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity  and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.

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EXHIBIT B

FEE SCHEDULE OF THE DEPOSITARY

Administration fees will be charged to Senetek plc on a quarterly basis and will be based on the average number of shareholder accounts maintained during the quarter.

Number of Shareholder Accounts

Charge Per Quarter

            1 - 2,000

        $1,000.00

   2,0001 - 5,0000

        $1,500.00

                5,001 or more

        $2,000.00

The above administration fees cover the costs associated with the following services:

-

administration of the ADR program

-

transfer and registration of ADRs

-

maintenance of shareholder accounts

-

recording of ADRs issued and cancelled

-

issuance of dividend checks

-

preparation and filing of U.S. information returns

-

furnish shareholders with payee copies

-

issuance of dividend replacement checks

-

mailing shipment of ADRs

-

imprinting envelopes and labels

-

affixing labels to envelopes

-

non-routine and legal transfers

-

Inland Revenue reporting

-

S.E.C. F-6 reporting

-

storage of blank and cancelled ADR certificates

Any and all out-of-pocket expenses will be charged to the Issuer at cost.  Any service(s) performed not included in the administration fee will be paid by the Issuer after consultation and agreement between the Depositary and the Issuer as to the amount and nature of such charge.

The administration charges will be waived for a period of one year.